Exhibit (a)(4)

RESTRICTED SCAN LINE AREA	Please mark your votes as indicated in this example	☒

	FOR The Scheme	AGAINST The Scheme	ABSTAIN

Unless you check the relevant box below, by executing this card as instructed below, you agree and consent to:

•     authorize disclosure to NDS and the Depositary of your name, address, account number, other reasonably required identifying information (including the number of ADSs beneficially held by you) and the instructions contained on the ADS Voting Instruction Card;

•     authorize and direct the Depositary to transfer one A Share, currently registered in the name of the Depositary, to you to be held in an account in your name pending transfer of the A Share back to the Depositary following the conclusion of the Meetings or any adjournments or postponements thereof;

•     being registered on NDS’s register of members as the holder of such A Share pending transfer of the A Share back to the Depositary following the conclusion of the Meetings or any adjournments or postponements thereof;

•     authorize and direct, if you are a beneficial holder of ADSs who is not registered on the books of the Depositary, one (1) ADS beneficially held by you to be deposited in a blocked account with DTC, (the “Blocked ADS Account”), from the date of such authorization;

•     authorize and direct, if you are a registered holder of ADSs on the books of the Depositary, the Depositary to block registration of transfer of the Receipt evidencing those ADSs registered in your name on the books of the Depositary from the date of such authorization;

•     appoint the Company Secretary of NDS (or such other person as may be nominated by the Board) as your attorney-in-fact to vote or appoint another proxy to vote the A Share at the Meetings as instructed by you and to sign any necessary documentation to, following the conclusion of the Meetings, transfer the A Share back to the Depositary whereupon the ADS will be removed from the Blocked ADS Account or the Depositary will unblock registration of the transfer of the Receipt evidencing ADSs registered in your name accordingly;

•     that until such time as the A Share registered in your name is transferred back to the Depositary following the conclusion of the Meetings, or any adjournments or postponements thereof, you will not dispose of any interest in that A Share or the ADS representing that A Share;

•     that if the A Share registered in your name for any reason is not or cannot be transferred back to the Depositary upon the conclusion of the Meetings, the ADS in the Blocked ADS Account or the ADSs for which the registration of transfer has been blocked will be deemed to have been irrevocably surrendered for the purpose of withdrawal of that A Share.

Court Meeting	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Special Resolution to be proposed at the Extraordinary General Meeting	☐	☐	☐

The Consents and Authorizations Set Forth on this Card Are Being Solicited on Behalf of the Board of Directors of NDS

☐	Check if you are giving voting instructions but do not consent to the additional matters set forth above this box.

In order to validly agree and consent to the above, you must execute this ADS Voting Instruction Card in the presence of an adult witness (who need not be a notary), who must print and sign their name, and provide their address and occupation, as set out below.

	Mark Here for Address	☐
Change or Comments
SEE REVERSE

Signed and delivered as a deed

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature of Witness	Witness name	Address and Occupation

▲  FOLD AND DETACH HERE  ▲

WO 00000

NDS Group plc

Instructions to THE BANK OF NEW YORK MELLON, as Depositary

(Must be received prior to 5:00 PM New York Time on December 30, 2008)

The undersigned registered holder of American Depositary Shares (“ADSs”) hereby requests and instructs The Bank of New York Mellon, as Depositary, through its Agent, to endeavor, in so far as practicable, to vote or cause to be voted the number of shares represented by such ADSs of NDS Group plc, registered in the name of the undersigned on the books of the Depositary as of the close of business on December 3, 2008 at the Extraordinary General Meeting and Court Meeting of NDS Group plc to be held on January 13, 2009, in respect of the resolutions specified on the reverse hereof.

NOTES:

1.

Instructions as to voting on the specified resolutions should be indicated by an “X” in the appropriate box. It is understood that if this form is signed and returned but no instructions are indicated in the boxes or if this form is not signed and returned, the Depositary will not vote the Deposited Securities underlying the American Depositary Shares evidenced by Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on December 3, 2008 in respect of the matters to be voted upon.

(Continued and to be marked, dated and signed, on the other side)
BNY SHAREHOLDER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	PO BOX 3549 S HACKENSACK NJ 07606-9249

▲ FOLD AND DETACH HERE ▲
WO 00000